Exhibit 10.14

CAPITAL GROUP COMMUNICATIONS, INC.
CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made as of December 31, 2008 (the “Commencement Date”), by and between Capital Group Communications, Inc., a California corporation (“Consultant”), and Better Bio Diesel (“Client”).  For the purpose of this Agreement, Consultant and Client are sometimes referred to collectively as the “parties” or in the singular as a “party.”

1.            Scope of Engagement.

A. Appointment of Consultant. Client, a publicly-traded company, hereby appoints Consultant as its nonexclusive financial public relations representative and consultant to (i) assist Client in developing, and/or increasing the visibility of, its public profile and in enhancing its corporate image among shareholders, brokers, dealers, fund managers, analysts and other investment professionals in the capital markets and (ii) represent Client in formulating and implementing a financial public relations and communications strategy.

B. Term of Retention. The term of this Agreement (the “Term”) shall commence on the Commencement Date and terminate July 31, 2008.

C. Description of Services.   During the Term, Consultant shall provide the following services (collectively, the “Services”):  (i) evaluate Client’s public profile and corporate image and identify potential challenges affecting Client’s future financial public relations strategies, (ii) develop a financial public relations strategy for Client; (iii) develop a shareholder relations strategy for Client; (iv) develop a communications strategy for Client (including a program to enhance its corporate image); (v) present Client and its management to the financial community (using Consultant’s database of brokers, dealers, fund managers, analysts and other investment professionals); (vi) coordinate and implement Client’s financial public relations and communications strategies; (vii) disseminate, as directed by Client, information from Client or public sources regarding Client and its management, operations and business plans and strategies; and (viii) evaluate the financial public relations implications of Client’s business plans, strategies, mission statements, budgets, proposed transactions and other operational plans.

D. Preliminary Evaluation.  Client acknowledges and agrees that, prior to the Commencement Date, Client received Consultant's preliminary evaluation of Client’s public profile and corporate image and Client’s potential future financial public relations challenges (the “Preliminary Evaluation”).

E. Additional Benefits from Engagement. Client acknowledges and agrees that:  (i) Consultant has foregone significant alternative professional and other business opportunities by entering into this Agreement and  by assuming the obligations hereunder; (ii) Client has obtained, and will continue to obtain, substantial benefit from the Preliminary Evaluation; and (iii) Client’s public profile and corporate image will be enhanced by Client’s ability to publicly announce its relationship with Consultant under this Agreement (especially in light of Consultant’s preeminent reputation in the financial community).  Client also acknowledges and agrees that, in exchange for these additional benefits (collectively, the “Additional Benefits”) and for the Preliminary Evaluation, Client shall pay to Consultant a “Contract Fee” under this Agreement, as that phrase is defined and provided for below.

F. Independent Contractor Status. At all times, Consultant and its agents, employees and representatives shall be independent contractors of Client and not employees, agents, joint venturers or partners of Client.  Nothing in this Agreement shall be interpreted or construed as creating or establishing any other relationship between Client and Consultant (or between any of their respective agents, employees or representatives).  As a result, Consultant and its agents, employees and representatives reserve the right from time to time, in their sole and absolute discretion, to contract to perform any professional and other services for third parties during the Term (including services that are identical to the Services hereunder).  Consultant shall determine the method, details, and means of performing the Services and shall select, in its sole and exclusive discretion, which of its agents, employees and representatives shall perform the Services.  Client shall not have the right to, and shall not, control the manner or determine the method of accomplishing the Services.  Client also will have no right to, and shall not, supervise Consultant’s performance; provided, however, that Client and Consultant may set mutually-agreeable performance milestones for that performance of the Services.

2.            Consultant’s Remuneration.   Client agrees to pay to Consultant a “Contract Fee” consistent with the following terms and conditions:

A.            Contract Fee.  In consideration for Consultant’s undertaking of the Preliminary Evaluation and for the Additional Benefits conferred on Client by and under this Agreement, Client agrees to deliver to Consultant within five (5) business days of the Commencement Date (or on another date agreed to by the parties in a writing that is signed by both of the parties) a “Contract Fee” equal to one or more stock certificates, at the Consultant’s direction, which shall not be unreasonable (the “Contract Shares”), representing 3,000,000 shares of Client’s common stock,  deliverable as of the Commencement.  The Contract Shares shall be “restricted securities,” as defined in Section 2(C)(iii), below.

B.            Additional Fee. Waived

C.            Terms Relating to the Contract Shares

(i)            Each certificate that reflects or comprises part of the Contract Shares shall be in a form that is consistent with all other the certificates issued by Client to its common stock shareholders and shall bear all legends and information that are required under applicable federal and state securities laws, rules, ordinances and regulations and any resolution(s) adopted by Client’s Board of Directors.

(ii)            The Shares shall be validly-issued, fully paid-for, non assignable and non-assessable shares of Client’s authorized common stock.  The Shares also shall be issued in compliance with all of the requirements of applicable federal and state securities laws, rules, ordinances and regulations and pursuant to resolution(s) adopted by Client’s Board of Directors.

(iii)            If the Contract Shares are “restricted securities” under the Federal Securities Act of 1933 (the “1933 Act”), then Client shall (a) comply at all times with Rule 144 of the 1933 Act (“Rule 144”) and (b) register all of the Contract Shares with the U.S. Securities & Exchange Commission (“SEC”) and any other applicable governmental agency or authority during Client’s next immediate registration of any type or class of stock, subject to the right, however, of the Client and its underwriters to reduce the number of shares proposed to be registered pro rata in view of market conditions or legal considerations, pursuant to Rule 415 of the Securities Act, which may limit the total number of shares included in a single registration to 30% of the then issued and outstanding common stock of the Client.

(iv)            If the Contract Shares are “restricted securities” under the 1933 Act, then on the expiration of any applicable “holding period” under Rule 144 (if any), the Contract Shares shall be freely alienable and transferable by Consultant at any time without any restrictions, except as Rule 144 might impose restrictions.

(v)         The Performance Shares shall, at all times, be registered with the SEC or exempt from SEC registration and freely alienable and transferable by Consultant without any restrictions, subject to the right, however, of the Client and its underwriters to reduce the number of shares proposed to be registered pro rata in view of market conditions or legal considerations, pursuant to Rule 415 of the Securities Act, which may limit the total number of shares included in a single registration to 30% of the then issued and outstanding common stock of the Client.

(vi)         The Client shall deliver to Consultant by no later than the Commencement Date a true and correct copy of the resolution(s) duly adopted by Client’s Board of Directors authorizing this Agreement and the issuance of the Shares in accordance with this Agreement.

(vii)            The Client shall deliver to Consultant by no later than the Commencement Date a true and correct copy of a letter that previously has been executed by Client’s in-house or regular outside counsel and delivered to Client’s common stock transfer agent(s) (the “Opinion Letter”).  In the Opinion Letter, Client, through its counsel, shall represent and warrant that the Contract Shares (A) are validly-issued, duly-authorized, fully paid-for, and non-assessable shares of Client’s common stock and (B) are registered with the SEC or exempt from SEC registration.  If the Contract Shares are “restricted securities” under the 1933 Act, then the Opinion Letter also shall:  (A) represent and warrant that Client will comply at all times with Rule 144; (B) represent and warrant that the sale or transfer of the Contract Shares shall be exempt from the registration requirements of the 1933 Act; (C) represent and warrant that the Contract Shares shall, on the expiration of the applicable “holding period” under Rule 144 (if any), be freely alienable and transferable by Consultant at any time without any restrictions, except as Rule 144 might otherwise impose restrictions; and (D) on the expiration of the applicable “holding period” under Rule 144 (if any), promptly instruct the transfer agent(s) to immediately re-issue new, unrestricted stock certificates for the Contract Shares in accordance with Rule 144.

(viii)            No portion of the Contract Shares, once delivered by Client to Consultant, shall be refunded or refundable, cancelled or cancelable or returned or returnable to Client for any reason.

(ix)            If this Agreement is either terminated or cancelled prior to the expiration of the Term, then no portion of any of the Performance Shares received by Consultant by the date of that termination or cancellation shall be refunded or refundable, cancelled or cancelable or returned or returnable to Client for any reason.

D.            Representations Regarding Consultant’s Remuneration.

(i)            Consultant represents and warrants that it shall, if requested by Client in advance and in writing, execute an investment questionnaire and investment agreement that is mutually-acceptable to Client and Consultant. The questionnaire and agreement shall be prepared by Consultant in a form that is customary for the type of securities transactions contemplated by this Agreement. However, the terms of the Questionnaire and the Agreement shall not contradict or contravene the Terms of this Agreement or affect in any way the obligations created thereunder.

(ii)         Consultant represents and warrants that: (A) Consultant has been afforded the opportunity to ask questions of, and receive answers from duly authorized officers or other representatives of Client concerning an investment in the Shares; (B) Consultant has experience in investments in restricted and publicly traded securities; (C) Consultant has experience in investments in speculative securities and other investments which involve the risk of loss of investment; (D) Consultant understands that an investment in the Shares is speculative and involves the risk of loss; (E) Consultant is an “accredited investor,” as that term is defined in Regulation D of the 1933 Act, and a “purchaser,” as that term is used in Section 25102(f)(2) of the California Corporate Securities Law of 1968, as amended; and (F) Consultant is acquiring the Shares for the Consultant’s own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

(iii)            Client represents and warrants that it understands and agrees that: (A) the Contract Shares shall constitute a payment or retainer for the Preliminary Evaluation and the Additional Benefits conferred on Client and is not a prepayment for Consultant’s future services or for any future performance by Consultant under this Agreement; (B) all of the Shares shall be non-refundable, non-cancelable, non-returnable, non-apportionable and non-ratable, as provided above; (C) Consultant’s performance under this Agreement shall in no way be measured or valued by the price of Client’s common stock or the trading volume of that stock;  (D) Consultant and its agents, employees and representatives are not brokers or dealers under applicable federal and state securities laws, rules, ordinances and regulations, and need not be brokers or dealers for any purpose under this Agreement; (E) Consultant and its agents, employees and representatives are not licensed by any federal and state agency or authority, and need not be licensed for any purpose under this Agreement; (F) Client, and not Consultant, will perform all due diligence with respect to any transaction with a party introduced to Client by Consultant; (G) Consultant and its agents, employees and representatives will provide only public relations and communications services under this Agreement; and (H) Consultant shall not be involved in any way in any transaction with a party introduced to Client by Consultant.

(iv)            Client represents and warrants that: (A) Client has the requisite authority and power to enter into this Agreement; (B) this Agreement has been duly approved by Client’s Board of Directors and Client’s in-house or regular outside counsel; (C) the Contract Shares are free from the claims and interests of any third party; (D) Client and its agents, employees and representatives shall not directly or indirectly interfere with Consultant’s ability to obtain, sell or transfer any of the Contract Shares; (E) Client and its agents, employees and representatives shall not directly or indirectly interfere with Consultant’s ownership of any of the Contract Shares; and (F) Client and its agents, employees and representatives shall take all necessary actions to ensure that Consultant can exercise its immediate, absolute and unfettered right to sell any of the Contract Shares or the Performance Share, as permitted by law (collectively, the “Necessary Actions”).

(v)            For purposes of this Agreement, the Necessary Actions shall include, but not be limited to, the following: (A) Client shall promptly deliver the Opinion Letter by express mail/overnight delivery to Client’s stock transfer agent(s) in connection with the sale or transfer of any Contract Shares under Rule 144 and, on the same day, deliver to Consultant a copy of the Opinion Letter; (B) Client shall, at all times before Consultant has sold all of the Contract Shares, timely file all reports required under Section 13 of the Securities Exchange Act of 1934 (the “1934 Act”) (such as quarterly Form 10-QSBs and annual Form 10-KSBs) so that Client shall not become, at any time, delinquent in satisfying its periodic filing obligations under Section 13 of the 1934 Act and subsection (c)(1) of Rule 144; (C) in the event of a merger, stock sale, acquisition of Client, or any other change of Client’s corporate form, Client shall ensure that its successor-in-interest or assign shall assume Client’s obligations under this Agreement and fully perform them; and (D) register all of the Contract Shares with the SEC and any other applicable governmental agency or authority during Client’s next immediate registration of any type or class of stock.

3.            Reimbursement of Expenses.  Client shall reimburse Consultant for all of the ordinary, reasonable and necessary travel and business expenses that Consultant incurs while performing the Services under this Agreement, including local and long distance telephone, duplication and facsimile, regular and express mail and hourly staff service and support charges.  Consultant shall obtain the advance written consent of Client to any expense of more than $10,000.  Consultant agrees to submit invoices to Client by the end of the day on Monday of each week following the week during which Consultant incurred any such expenses.  Consultant will itemize all such expenses and provide copies or originals of receipts to Client if so requested.  Client will pay all expense reimbursements to Consultant within thirty (30) calendar days of Client’s receipt of an acceptable invoice itemizing those expenses.

4.            Duties of Consultant. Consultant shall perform the Services in a timely and professional manner and in compliance with all applicable federal and state securities laws, rules, ordinances and regulations.  Consultant shall perform the Services at the places or locations that are most suitable to completing the Services.  Consultant shall also be responsible for paying all fees and expense reimbursements to Consultant’s agents, employees and representatives and for paying all state and federal taxes required by law.  Client will not (a) withhold any state or federal income taxes or contributions from its payments to Consultant; (b) make any state or federal benefit or insurance contributions on Consultant’s behalf; or (c) obtain workers’ compensation insurance to cover Consultant and Consultant’s agents, employees and representatives.

5.            Duties of Client. Client agrees to cooperate with Consultant to facilitate Consultant’s performance of its duties under this Agreement.  Without limiting the generality of the foregoing, Client agrees that (a) Client shall review and respond promptly in writing to Consultant’s requests for information relating to Client and its operations; (b) Client shall promptly disclose to Consultant in writing any and all material facts regarding Client and its operations that are in Client’s possession, custody or control; (d) Client shall only provide information to Consultant concerning Client and its operations that, to the best of Client’s knowledge, is accurate and complete; (e) Client shall comply at all times with all applicable federal and state securities laws, rules, ordinances and regulations; and (f) fully and promptly perform under this Agreement.  Client further agrees to designate a representative who shall have full authority to deal with Consultant in all matters pertaining to this Agreement.  The person executing this Agreement on Client’s behalf is hereby designated as the Client’s representative until such time as Client notifies Consultant in writing of the appointment of a new representative.

6.            Indemnification. Client shall indemnify and defend Consultant and its agents, employees, representatives, salespersons, independent contractors, consultants, attorneys, shareholders, officers, directors, Clients, members, managers, insurers, partners, corporate parents or controlling entities, joint venturers, subsidiaries, affiliates, and predecessors and successors (collectively with Consultant, the “Consultant Parties”), and hold the Consultant Parties harmless, from and against any and all causes of action, claims, demands, settlements, damages, fees (including attorneys’, consultants’ and experts’ fees), costs, expenses, obligations, losses or liabilities (collectively, “Claims”) relating in any way to or arising out of (a) the failure or alleged failure of Client and/or its agents, employees and representatives to provide any person or entity with accurate information or records regarding any aspect of Client and its operations; (b) the failure or alleged failure of Client and/or its agents, employees and representatives to comply with any law, regulation, ordinance, authorization, consent, approval, code, permit or license; (c) any breach of, or failure to perform, any provision of this Agreement by Client; or (d) any other wrongful act or omission of Client.  Consultant shall have the right in its sole and absolute discretion to select and retain its own counsel to defend each of the Consultant Parties at Clients’ sole and exclusive expense pursuant to the terms of this Paragraph.  Notwithstanding the foregoing, Client shall not be obligated to indemnify and defend the Consultant Parties, or to hold the Consultant Parties harmless, from and against any Claims if the Claims result from Consultant’s gross negligence or intentional misconduct.

7.            Professional Advice.  Client agrees to consult with, and rely exclusively on the advice of, Client’s own legal, tax and other professionals, and shall not rely on Consultant, with respect to (a) the sale, merger, exchange, acquisition or other transfer of all or a portion of Client or any interest therein (a “Transaction”); (b) the negotiation of any Transaction; (c) the documentation of any agreement relating to any Transaction; (d) the nature, legal status, viability, suitability or creditworthiness of any party with whom Client enters into a Transaction; (e) the nature, legal status, viability, suitability or creditworthiness of Client and any aspect of its operations; (f) the accuracy or inaccuracy of any information and records provided by Client and/or its agents, employees and representatives to Consultant; and (g) the compliance or non-compliance of Client and/or its agents, employees and representatives with any law, regulation, ordinance, authorization, consent, approval, code, permit or license.  Client agrees that Consultant shall have no obligation to investigate any of the matters set forth in this Paragraph.

8.            Confidentiality and Non-Disparagement. The provisions of this Agreement shall be held in strictest confidence by the parties and shall not be publicized or disclosed in any manner, except as follows: (a) the parties may disclose this Agreement and its terms in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (b) the parties may disclose this Agreement and its terms insofar as such disclosure may be necessary to enforce its terms; and (c) the parties may disclose this Agreement as otherwise required by law, including, but not limited to, any mandatory disclosures required under any federal or state securities laws.  The parties agree that neither shall at any time disparage the other in any manner likely to be harmful to the other party, its business reputation or practices, its financial viability, or the personal or business reputations of its principals, officers, directors, shareholders, employees, or agents, provided that each party shall respond accurately and fully to any question, inquiry, or request for information when required by legal process.

9.            Notices.   All notices and other communications, and all deliveries of documents and other materials, under this Agreement shall be sent by certified or registered first-class U.S. mail/return receipt requested, Federal Express or other commercial overnight delivery service or courier service or messenger.  The date of the actual receipt of such written notices and other communications shall be deemed to be the date of actual delivery.  The parties shall notify the other parties within three (3) calendar days of any change to the information provided below for the delivery of notices, requests and other communications.  Unless otherwise so instructed, all written notices and other communications shall be addressed as follows:

To Client: Better Biodiesel, Inc. C/O The Otto Law Group, PLLC 601 Union Street, Suite 4500 Seattle, WA 98121 Telephone: 206-262-9545 Facsimile:206-262-9513 Primary E-Mail: ___________________	To Consultant: Capital Group Communications, Inc. 1750 Bridgeway Suite A200 Sausalito CA 94965 Attn: Devin Bosch Telephone: (415) 332-7200 Facsimile: (415) 332-7201 Primary E-Mail: devin@capitalgc.com

10.            Authority.  Each of the persons executing this Agreement hereby represents and warrants that he or she has full and complete authority to sign and enter into this Agreement on behalf of the party for which he or she is signing without any further action by that party.

11.            Integration. This Agreement (a) contains the entire agreement between the parties with respect to the matters referred to in this Agreement, the nature and scope of the Services, and all of the parties’ professional and business relationships; (b) supersedes all prior drafts, negotiations and oral or written communications with respect to it and (c) shall not be modified, changed, supplemented or terminated, except by written instrument signed by each of the parties.

12.            Successors and Assigns. This Agreement shall be binding upon, and inure jointly and severally to the benefit of, the parties and their respective assigns, successors-in-interest, merger partners, affiliates, heirs, spouses, successors, assignees, debtors-in-possession in bankruptcy, trustees in bankruptcy, bankruptcy estates, receivers, and legal representatives.  Notwithstanding the foregoing, the assignment by any party of this Agreement, whether voluntary by operation of law, shall be of no force and effect without the prior written consent of the other party.

13.            No Waiver. No waiver of any right or benefit under this Agreement shall be effective, unless the waiver is in a writing signed by the party for whose benefit the right or benefit was granted or conferred.

14.            Arbitration of Future Disputes.  All controversies, claims and disputes between Consultant and Client arising out of or relating to this Agreement or its interpretation or enforcement shall be determined by binding, confidential arbitration under the auspices, and in accordance with the then-existing commercial arbitration rules and procedures, of JAMS, Inc. (“JAMS”).  The arbitration proceeding shall be conducted at JAMS’ office in San Francisco, California.  The adjudicator shall adjudicate all issues concerning arbitrability of the dispute, subject matter and personal jurisdiction, the interpretation or enforcement of this provision and any other issues regarding the dispute, regardless of whether they involve factual, legal, substantive or procedural matters.  Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction and the award may be enforced by that court.

BY INITIALING IN THE SPACE BELOW, EACH OF THE PARTIES AGREE TO (1) SUBMIT ANY DISPUTE ARISING OUT OF THE MATTERS IDENTIFIED IN THE FOREGOING PROVISION TO BINDING, CONFIDENTIAL ARBITRATION AND (2) WAIVE ALL RIGHTS TO LITIGATE ANY SUCH DISPUTE BEFORE A COURT OR A JURY OR TO APPEAL.  THE PARTIES WARRANT THAT THEY HAVE AGREED TO THIS ARBITRATION PROVISION VOLUNTARILY AND BASED ON INDEPENDENT LEGAL ADVICE.

Initials:	____________ Consultant	____________ Client

15.            Attorneys’ Fees and Costs.  In the event any lawsuit, arbitration or other proceeding arises in connection in any way with this Agreement or its interpretation or enforcement (collectively, “Litigation”), the prevailing party shall be entitled to recover from the other party the reasonable attorneys’ fees and costs (including all JAMS filing, arbitrator’s and other fees and all consultant’s or expert’s fees and costs) that the prevailing party incurs in connection with that lawsuit, arbitration or other proceeding.  Notwithstanding the foregoing, Client agrees to promptly reimburse Consultant for all attorneys’, consultants’ and experts’ fees and costs that Consultant incurs prior to the commencement of Litigation to obtain, sell or transfer any or all of the Shares in accordance with the terms of this Agreement.

16.            Agreement Entered Into With Independent Judgment.  Each party represents and warrants that it has reviewed this Agreement in its entirety and has relied on its own judgment, belief, knowledge, investigation, independent legal advice and research and that, in entering into this Agreement, it has not relied on or been influenced by any representations or statements by any of the parties or by any person or persons representing or acting for any of the parties.  Each of the parties acknowledges that it has had the opportunity to seek advice of independent legal counsel in connection with this Agreement and that it understands the meaning of every term of this Agreement and the consequences of signing this Agreement.

17.            Effectuation of Agreement.  The parties acknowledge that time is of the essence with respect to the parties’ performance of their respective obligations under this Agreement.  Each party therefore agrees to execute any and all other documents and complete any additional acts that may be necessary and/or appropriate to give full force and effect to the terms and intent of this Agreement.  Each party also agrees to promptly cooperate regarding, and respond to, all inquiries regarding its performance under this Agreement that are made to it by the other party.  The term “promptly” as used in this Paragraph shall mean no greater than two (2) business days.

18.            Governing Law; Severability; Construction; Counterparts.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under all applicable laws.  If, however, any provision of this Agreement shall be held to be prohibited by or invalid under any applicable law, such provision shall be effective only to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement.  This Agreement shall be construed as if all parties jointly prepared this Agreement without any uncertainty or ambiguity being interpreted against any one party.  This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates identified below.

CONSULTANT: CAPITAL GROUP COMMUNICATIONS, INC. By: ___________________________________ Name: Devin Bosch Its: Chief Executive Officer Date: ___________________________________	CLIENT: By: ___________________________________ Name: ___________________________________ Its: ___________________________________ Date: ___________________________________